UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2008
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 Post Oak Boulevard, Suite 300
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(713) 332-8400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     See discussion under Item 5.02 below.
ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT
     See discussion under Item 5.02 below.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     As previously disclosed, Joseph Saporito, Executive Vice President, Chief Financial Officer and Assistant Secretary of Carriage Services, Inc. (the “Company”) resigned his employment with the Company effective as of April 30, 2008. In order to provide an orderly transition from the Company, the Company and Mr. Saporito entered into a Release and Separation Agreement, dated as of April 28, 2008 (the “Agreement”), which provides, among other things, that the Company will: (1) continue to pay Mr. Saporito’s base salary for a period of up to twelve (12) months or until he finds subsequent full-time employment, whichever occurs first (the “Separation Period”); (2) during the Separation Period, pay the monthly premium costs for COBRA coverage for Mr. Saporito and his covered dependents; (3) pay Mr. Saporito a lump sum payment of $150,000; (4) at the Company’s discretion, provide Mr. Saporito with limited secretarial services during the Separation Period; and (5) vest Mr. Saporito’s not currently vested restricted shares of common stock, which total 30,000 shares. Mr. Saporito released the Company from any and all claims.
     The foregoing is a summary of certain terms and conditions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
     In connection with the execution of the Agreement, Mr. Saporito’s employment agreement with the Company, dated August 7, 2007 (the “Employment Agreement”) is no longer in effect, except for paragraphs 8 and 9 thereof (certain non-competition, non-solicitation and confidentiality provisions). The Employment Agreement is attached as Exhibit 10.1 to the Form 8-K filed by the Company on August 30, 2007, and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	The exhibits are listed in the Exhibit Index set forth on the final page of this Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: April 30, 2008	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Release and Separation Agreement, dated April 28, 2008, between Carriage Services, Inc. and Joseph Saporito.